Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2025 RESULTS;
QUARTERLY DIVIDEND OF $0.84 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2025	Q3 2024	Q3 2025	Q3 2024	YTD 2025	YTD 2024	YTD 2025	YTD 2024
Net Revenues ($ mm)	$1,038.9	$734.2	$1,047.1	$739.5	$2,567.5	$2,004.3	$2,585.8	$2,022.1
Operating Income ($ mm)	$216.2	$122.0	$227.9	$134.6	$477.8	$314.4	$501.2	$339.5
Net Income Attributable to Evercore Inc. ($ mm)	$144.6	$78.4	$155.5	$90.9	$388.0	$237.8	$415.7	$262.5
Diluted Earnings Per Share	$3.41	$1.86	$3.48	$2.04	$9.26	$5.76	$9.41	$5.98
Compensation Ratio	65.5%	66.5%	65.0%	66.0%	65.8%	66.6%	65.3%	66.0%
Operating Margin	20.8%	16.6%	21.8%	18.2%	18.6%	15.7%	19.4%	16.8%

Business and Financial Highlights	■
Record Third Quarter and Year-to-Date Net Revenues were $1.0 billion and $2.6 billion, respectively, on both a U.S. GAAP and an Adjusted basis. Third Quarter and Year-to-Date Net Revenues increased 41% and 28%, respectively, on a U.S. GAAP basis and 42% and 28%, respectively, on an Adjusted basis versus 2024

■
Third Quarter Operating Income of $216.2 million and $227.9 million on a U.S. GAAP and an Adjusted basis, respectively, increased 77% and 69%, respectively, versus 2024; Third Quarter Operating Margins of 20.8% and 21.8% on a U.S. GAAP and an Adjusted basis, respectively, increased 420 and 356 basis points, respectively, versus 2024

	■	The acquisition of Robey Warshaw closed on October 1, 2025

	■	Evercore saw strong momentum across all Advisory businesses with a record quarter for our European Advisory business and record third quarters for Private Capital Advisory and Private Funds Group

	■	Evercore advised on some notable transactions in the third quarter, including:

■ Dayforce, Inc. on its $12.3 billion sale to Thoma Bravo

■ CommScope on the sale of its Connectivity and Cable Solutions business to Amphenol for $10.5 billion

■ CityFibre on its comprehensive £6.2 billion recapitalization, including £2.3 billion of incremental debt and equity facilities

■ Crescent Energy on its $3.1 billion acquisition of Vital Energy

	■	We have continued to experience strong activity in October, advising Carlyle on its €7.7 billion acquisition of BASF Coatings and Huntington Bancshares on its acquisition of Cadence Bank for $7.4 billion

	■	Our Equities business, Evercore ISI, has achieved the No.1 ranking in Extel’s All-America Research Survey for the 4th consecutive year and had its best quarter since the fourth quarter of 2016

	■	Evercore Wealth Management was once again named to Barron’s annual ranking of top 100 independent U.S. RIAs and was named to Forbes’ top RIA firms for the first time

Talent	■	We welcomed five Investment Banking Senior Managing Directors (SMDs) from Robey Warshaw on October 1st, 2025; Simon Robey, Simon Warshaw, Philip Apostolides, George Osborne and Chetan Singh

	■	One Investment Banking SMD joined Evercore since the last earnings call; Ovadiah Jacob in our private capital markets and debt advisory group

	■	Since our last earnings call, four additional Investment Banking SMDs have committed to join Evercore this year; two focused on Financial Sponsors (one in the U.S. and one in Europe), one joining our U.S. Healthcare group and one based in Stockholm

Capital Return	■	Quarterly dividend of $0.84 per share

	■	Returned $623.8 million to shareholders during the first nine months of 2025 through dividends and repurchases of 1.9 million shares at an average price of $264.72

NEW YORK, October 29, 2025 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2025.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We continue to experience strong momentum across our businesses. We are optimistic about Evercore's market position and remain focused on serving our clients as conditions evolve."

Roger C. Altman, Founder and Senior Chairman, "We achieved record third quarter results, with over $1.0 billion in net revenues in the quarter, continuing the strong performance from the first half and reinforcing the strength of our growing, diversified platform."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-9 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Acquisition and Transition Costs have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2025 relate to professional fees and certain other costs incurred related to the acquisition of Robey Warshaw.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2025 were higher than U.S. GAAP primarily as a result of the inclusion of Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2024 are included in pages A-2 to A-9.

Reclassifications:

During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.

The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million;

Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$883,712	$592,980	49%	$2,138,805	$1,591,049	34%
Underwriting Fees	43,730	44,132	(1%)	130,191	130,666	—%
Commissions and Related Revenue	62,816	54,559	15%	176,198	155,996	13%
Investment Management:
Asset Management and Administration Fees	22,477	20,555	9%	64,144	58,454	10%
Other Revenue, net	26,149	21,996	19%	58,205	68,096	(15%)
Net Revenues	$1,038,884	$734,222	41%	$2,567,543	$2,004,261	28%

	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	268	259	3%	551	544	1%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	137	112	22%	344	298	15%

Total Number of Underwriting Transactions(1)	14	17	(18%)	41	53	(23%)
Total Number of Underwriting Transactions as a Bookrunner(1)	13	15	(13%)	38	45	(16%)

1. Includes Equity and Debt Underwriting Transactions.

	As of September 30,
	2025	2024	% Change
Assets Under Management ($ mm)(1)	$15,351	$13,887	11%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Third quarter Advisory Fees increased $290.7 million, or 49%, year-over-year, and year-to-date Advisory Fees increased $547.8 million, or 34%, year-over-year, primarily reflecting an increase in revenue earned from large transactions during 2025.

Underwriting Fees – Third quarter and year-to-date Underwriting Fees were flat year-over-year, reflecting a decrease in the number of transactions we participated in, offset by an increase in the average fee size of the transactions we participated in during 2025.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $8.3 million, or 15%, year-over-year, and year-to-date Commissions and Related Revenue increased $20.2 million, or 13%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume and higher subscription fees during 2025.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees increased $1.9 million, or 9%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 11%, primarily from market appreciation as well as net inflows. Year-to-date Asset Management and Administration Fees increased $5.7 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 11%, primarily from market appreciation as well as net inflows.

Other Revenue – Third quarter Other Revenue, net, increased $4.2 million, or 19%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. Treasury bills, driven by higher portfolio balances during the third quarter of 2025 compared to 2024. These increases were partially offset by an increase in interest expense primarily related to the issuance of new senior notes in July 2025. Year-to-date Other Revenue, net, decreased $9.9 million, or 15%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, as well as lower returns on our fixed income investment portfolios, which primarily consist of U.S. Treasury bills, driven by lower rates during 2025 compared to 2024. The decrease was also partially attributed to an increase in interest expense primarily related to the issuance of new senior notes in July 2025. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$680,652	$488,010	39%	$1,689,088	$1,334,650	27%
Compensation Ratio	65.5%	66.5%		65.8%	66.6%
Non-Compensation Costs	$142,026	$116,914	21%	$400,676	$347,950	15%
Non-Compensation Ratio	13.7%	15.9%		15.6%	17.4%
Special Charges, Including Business Realignment Costs	$—	$7,305	NM	$—	$7,305	NM

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits increased $192.6 million, or 39%, year-over-year, reflecting a compensation ratio of 65.5% for the third quarter of 2025 versus 66.5% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Employee Compensation and Benefits increased $354.4 million, or 27%, year-over-year, reflecting a year-to-date compensation ratio of 65.8% versus 66.6% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $25.1 million, or 21%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with license fees and research services in the third quarter of 2025, an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, and an increase in occupancy and equipment rental expense, primarily related to an increase in office space. The third quarter Non-Compensation ratio of 13.7% decreased from 15.9% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Non-Compensation Costs increased $52.7 million, or 15%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, license fees and consulting costs, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The year-to-date Non-Compensation ratio of 15.6% decreased from 17.4% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Third quarter and year-to-date 2024 Special Charges, Including Business Realignment Costs, relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.

Effective Tax Rate

The third quarter effective tax rate was 27.5% versus 28.4% for the prior year period. The year-to-date effective tax rate was 13.0% versus 17.7% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-9 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$883,723	$593,187	49%	$2,138,789	$1,592,091	34%
Underwriting Fees	43,730	44,132	(1%)	130,191	130,666	—%
Commissions and Related Revenue	62,816	54,559	15%	176,198	155,996	13%
Investment Management:
Asset Management and Administration Fees(2)	23,548	21,420	10%	66,936	62,666	7%
Other Revenue, net	33,259	26,237	27%	73,718	80,714	(9%)
Net Revenues	$1,047,076	$739,535	42%	$2,585,832	$2,022,133	28%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore and our former equity method investment in Luminis (through September 2024) of $0.01 million and ($0.02) million for the three and nine months ended September 30, 2025, respectively, and $0.2 million and $1.0 million for the three and nine months ended September 30, 2024, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff and our former equity method investment in ABS (through July 2024) of $1.1 million and $2.8 million for the three and nine months ended September 30, 2025, respectively, and $0.9 million and $4.2 million for the three and nine months ended September 30, 2024, respectively.

See page 5 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees increased $290.5 million, or 49%, year-over-year, and year-to-date adjusted Advisory Fees increased $546.7 million, or 34%, year-over-year, primarily reflecting an increase in revenue earned from large transactions during 2025.

Underwriting Fees – Third quarter and year-to-date Underwriting Fees were flat year-over-year, reflecting a decrease in the number of transactions we participated in, offset by an increase in the average fee size of the transactions we participated in during 2025.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $8.3 million, or 15%, year-over-year, and year-to-date Commissions and Related Revenue increased $20.2 million, or 13%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume and higher subscription fees during 2025.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees increased $2.1 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 11%, primarily from market appreciation as well as net inflows. The increase was also driven by a 24% increase in equity in earnings of affiliates. Year-to-date adjusted Asset Management and Administration Fees increased $4.3 million, or 7%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 11%, primarily from market appreciation as well as net inflows. The increase was partially offset by a 34% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024.

Other Revenue – Third quarter adjusted Other Revenue, net, increased $7.0 million, or 27%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. Treasury bills, driven by higher portfolio balances during the third quarter of 2025 compared to 2024. Year-to-date adjusted Other Revenue, net, decreased $7.0 million, or 9%, year-over-year, primarily reflecting lower performance of our investment funds portfolio, as well as lower returns on our fixed income investment portfolios, which primarily consist of U.S. Treasury bills, driven by lower rates during 2025 compared to 2024. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$680,652	$488,010	39%	$1,689,088	$1,334,650	27%
Compensation Ratio	65.0%	66.0%		65.3%	66.0%
Non-Compensation Costs	$138,510	$116,914	18%	$395,523	$347,950	14%
Non-Compensation Ratio	13.2%	15.8%		15.3%	17.2%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits increased $192.6 million, or 39%, year-over-year, reflecting an adjusted compensation ratio of 65.0% for the third quarter of 2025 versus 66.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $354.4 million, or 27%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 65.3% versus 66.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $21.6 million, or 18%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with license fees and research services in the third quarter of 2025, an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, and an increase in occupancy and equipment rental expense, primarily related to an increase in office space. The third quarter adjusted Non-Compensation ratio of 13.2% decreased from 15.8% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Non-Compensation Costs increased $47.6 million, or 14%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, license fees and consulting costs, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The year-to-date adjusted Non-Compensation ratio of 15.3% decreased from 17.2% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 28.7% versus 28.9% for the prior year period. The year-to-date adjusted effective tax rate was 13.3% versus 18.2% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2025, cash and cash equivalents were $851.9 million, investment securities and certificates of deposit were $1.6 billion and current assets exceeded current liabilities by $2.0 billion. Amounts due related to the Notes Payable were $588.3 million at September 30, 2025.

Headcount

As of September 30, 2025 and 2024, the Company employed approximately 2,525 and 2,395 people, respectively, worldwide.

As of September 30, 2025 and 2024, the Company employed 207(1) and 186(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 168(1) and 145(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2025, adjusted to include 12 additional Investment Banking Senior Managing Directors (including 5 Senior Managing Directors from Robey Warshaw) committed to join in the fourth quarter of 2025 and the first quarter of 2026 and to exclude for a known departure of one Investment Banking Senior Managing Director.
(2) Senior Managing Director headcount as of September 30, 2024, adjusted to include four additional Investment Banking Senior Managing Directors that joined in the fourth quarter of 2024 and in 2025.

Deferred Compensation

Year-to-date, the Company granted to certain employees 1.8 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2024 bonus awards) with a grant date fair value of $463.8 million.

In addition, year-to-date, the Company granted $83.0 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2024 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $131.1 million and $395.0 million for the three and nine months ended September 30, 2025, respectively, and $115.9 million and $362.3 million for the three and nine months ended September 30, 2024, respectively.

As of September 30, 2025, the Company had 4.8 million unvested RSUs with an aggregate grant date fair value of $920.3 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2025, the Company expects to pay an aggregate of $353.8 million related to our deferred cash compensation program at various dates through 2029, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On October 28, 2025, the Board of Directors of Evercore declared a quarterly dividend of $0.84 per share to be paid on December 12, 2025 to common stockholders of record on November 28, 2025.

During the third quarter, the Company repurchased 15 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $291.99, and 0.2 million shares at an average price per share of $329.80 pursuant to the Company's share repurchase program. The aggregate 0.2 million shares were acquired at an average price per share of $326.62. Year-to-date, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $283.77, and 1.0 million shares at an average price per share of $246.16 pursuant to the Company's share repurchase program. The aggregate 1.9 million shares were acquired at an average price per share of $264.72.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 29, 2025, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 274-8461 (toll-free domestic) or (203) 518-9814 (international); passcode: EVRQ325. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues
Investment Banking & Equities:
Advisory Fees	$883,712	$592,980	$2,138,805	$1,591,049
Underwriting Fees	43,730	44,132	130,191	130,666
Commissions and Related Revenue	62,816	54,559	176,198	155,996
Asset Management and Administration Fees	22,477	20,555	64,144	58,454
Other Revenue, Including Interest and Investments	33,259	26,194	73,718	80,671
Total Revenues	1,045,994	738,420	2,583,056	2,016,836
Interest Expense(1)	7,110	4,198	15,513	12,575
Net Revenues	1,038,884	734,222	2,567,543	2,004,261

Expenses
Employee Compensation and Benefits	680,652	488,010	1,689,088	1,334,650
Occupancy and Equipment Rental	27,530	23,087	80,175	66,832
Professional Fees(2)	25,672	21,848	71,195	68,495
Travel and Related Expenses	23,246	18,278	69,248	58,884
Technology and Information Services(2)	36,954	31,707	106,908	89,320
Depreciation and Amortization	7,856	5,896	20,282	18,628
Execution, Clearing and Custody Fees	2,962	3,346	9,488	9,738
Special Charges, Including Business Realignment Costs	—	7,305	—	7,305
Acquisition and Transition Costs	3,516	—	5,153	—
Other Operating Expenses	14,290	12,752	38,227	36,053
Total Expenses	822,678	612,229	2,089,764	1,689,905

Income Before Income from Equity Method Investments and Income Taxes	216,206	121,993	477,779	314,356
Income from Equity Method Investments	1,082	1,072	2,776	5,254
Income Before Income Taxes	217,288	123,065	480,555	319,610
Provision for Income Taxes	59,794	34,971	62,332	56,659
Net Income	157,494	88,094	418,223	262,951
Net Income Attributable to Noncontrolling Interest	12,911	9,701	30,255	25,107
Net Income Attributable to Evercore Inc.	$144,583	$78,393	$387,968	$237,844

Net Income Attributable to Evercore Inc. Common Shareholders	$144,583	$78,393	$387,968	$237,844

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,721	38,294	38,718	38,411
Diluted	42,419	42,038	41,897	41,325

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.73	$2.05	$10.02	$6.19
Diluted	$3.41	$1.86	$9.26	$5.76

(1)Includes interest expense on long-term debt.
(2)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and nine months ended September 30, 2024, this resulted in a reclassification of $10.4 million and $29.3 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Professional fees and certain other costs incurred related to the acquisition of Robey Warshaw.
b.Foreign Exchange Gains / (Losses). The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
c.Gain on Sale of Interests in ABS. The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

Reclassifications:
During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million; Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net Revenues - U.S. GAAP	$1,038,884	$734,222	$2,567,543	$2,004,261
Income from Equity Method Investments (1)	1,082	1,072	2,776	5,254
Interest Expense on Debt (2)	7,110	4,198	15,513	12,575
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	658	—	658
Gain on Sale of Interests in ABS (4)	—	(615)	—	(615)
Net Revenues - Adjusted	$1,047,076	$739,535	$2,585,832	$2,022,133

Other Revenue, net - U.S. GAAP	$26,149	$21,996	$58,205	$68,096
Interest Expense on Debt (2)	7,110	4,198	15,513	12,575
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	658	—	658
Gain on Sale of Interests in ABS (4)	—	(615)	—	(615)
Other Revenue, net - Adjusted	$33,259	$26,237	$73,718	$80,714

Operating Income - U.S. GAAP	$216,206	$121,993	$477,779	$314,356
Income from Equity Method Investments (1)	1,082	1,072	2,776	5,254
Pre-Tax Income - U.S. GAAP	217,288	123,065	480,555	319,610
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	658	—	658
Gain on Sale of Interests in ABS (4)	—	(615)	—	(615)
Special Charges, Including Business Realignment Costs (5)	—	7,305	—	7,305
Acquisition and Transition Costs (6)	3,516	—	5,153	—
Pre-Tax Income - Adjusted	220,804	130,413	485,708	326,958
Interest Expense on Debt (2)	7,110	4,198	15,513	12,575
Operating Income - Adjusted	$227,914	$134,611	$501,221	$339,533

Provision for Income Taxes - U.S. GAAP	$59,794	$34,971	$62,332	$56,659
Income Taxes (7)	3,665	2,771	2,468	2,702
Provision for Income Taxes - Adjusted	$63,459	$37,742	$64,800	$59,361

Net Income Attributable to Evercore Inc. - U.S. GAAP	$144,583	$78,393	$387,968	$237,844
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	658	—	658
Gain on Sale of Interests in ABS (4)	—	(615)	—	(615)
Special Charges, Including Business Realignment Costs (5)	—	7,305	—	7,305
Acquisition and Transition Costs (6)	3,516	—	5,153	—
Income Taxes (7)	(3,665)	(2,771)	(2,468)	(2,702)
Noncontrolling Interest (8)	11,072	7,955	25,026	20,035
Net Income Attributable to Evercore Inc. - Adjusted	$155,506	$90,925	$415,679	$262,525

Diluted Shares Outstanding - U.S. GAAP	42,419	42,038	41,897	41,325
LP Units (9)	2,205	2,476	2,283	2,549
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	44,636	44,526	44,192	43,886

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.41	$1.86	$9.26	$5.76
Diluted Earnings Per Share - Adjusted	$3.48	$2.04	$9.41	$5.98

Operating Margin - U.S. GAAP	20.8%	16.6%	18.6%	15.7%
Operating Margin - Adjusted	21.8%	18.2%	19.4%	16.8%

Effective Tax Rate - U.S. GAAP	27.5%	28.4%	13.0%	17.7%
Effective Tax Rate - Adjusted	28.7%	28.9%	13.3%	18.2%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$883,712	$11	(1)	$883,723	$2,138,805	$(16)	(1)	$2,138,789
Underwriting Fees	43,730	—		43,730	130,191	—		130,191
Commissions and Related Revenue	62,816	—		62,816	176,198	—		176,198
Other Revenue, net	25,934	7,110	(2)	33,044	57,701	15,513	(2)	73,214
Net Revenues	1,016,192	7,121		1,023,313	2,502,895	15,497		2,518,392

Expenses:
Employee Compensation and Benefits	664,616	—		664,616	1,648,092	—		1,648,092
Non-Compensation Costs	137,825	(3,516)	(6)	134,309	388,372	(5,153)	(6)	383,219
Total Expenses	802,441	(3,516)		798,925	2,036,464	(5,153)		2,031,311

Operating Income (a)	$213,751	$10,637		$224,388	$466,431	$20,650		$487,081

Compensation Ratio (b)	65.4%			64.9%	65.8%			65.4%
Operating Margin (b)	21.0%			21.9%	18.6%			19.3%

	Investment Management Segment
	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$22,477	$1,071	(1)	$23,548	$64,144	$2,792	(1)	$66,936
Other Revenue, net	215	—		215	504	—		504
Net Revenues	22,692	1,071		23,763	64,648	2,792		67,440

Expenses:
Employee Compensation and Benefits	16,036	—		16,036	40,996	—		40,996
Non-Compensation Costs	4,201	—		4,201	12,304	—		12,304
Total Expenses	20,237	—		20,237	53,300	—		53,300

Operating Income (a)	$2,455	$1,071		$3,526	$11,348	$2,792		$14,140

Compensation Ratio (b)	70.7%			67.5%	63.4%			60.8%
Operating Margin (b)	10.8%			14.8%	17.6%			21.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$592,980	$207	(1)	$593,187	$1,591,049	$1,042	(1)	$1,592,091
Underwriting Fees	44,132	—		44,132	130,666	—		130,666
Commissions and Related Revenue	54,559	—		54,559	155,996	—		155,996
Other Revenue, net	21,104	4,856	(2)(3)	25,960	66,802	13,233	(2)(3)	80,035
Net Revenues	712,775	5,063		717,838	1,944,513	14,275		1,958,788

Expenses:
Employee Compensation and Benefits	475,990	—		475,990	1,301,341	—		1,301,341
Non-Compensation Costs	113,093	—		113,093	336,948	—		336,948
Special Charges, Including Business Realignment Costs	7,305	(7,305)	(5)	—	7,305	(7,305)	(5)	—
Total Expenses	596,388	(7,305)		589,083	1,645,594	(7,305)		1,638,289

Operating Income (a)	$116,387	$12,368		$128,755	$298,919	$21,580		$320,499

Compensation Ratio (b)	66.8%			66.3%	66.9%			66.4%
Operating Margin (b)	16.3%			17.9%	15.4%			16.4%

	Investment Management Segment
	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,555	$865	(1)	$21,420	$58,454	$4,212	(1)	$62,666
Other Revenue, net	892	(615)	(4)	277	1,294	(615)	(4)	679
Net Revenues	21,447	250		21,697	59,748	3,597		63,345

Expenses:
Employee Compensation and Benefits	12,020	—		12,020	33,309	—		33,309
Non-Compensation Costs	3,821	—		3,821	11,002	—		11,002
Total Expenses	15,841	—		15,841	44,311	—		44,311

Operating Income (a)	$5,606	$250		$5,856	$15,437	$3,597		$19,034

Compensation Ratio (b)	56.0%			55.4%	55.7%			52.6%
Operating Margin (b)	26.1%			27.0%	25.8%			30.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$883,712	$592,980	$2,138,805	$1,591,049
Underwriting Fees	43,730	44,132	130,191	130,666
Commissions and Related Revenue	62,816	54,559	176,198	155,996
Other Revenue, net	25,934	21,104	57,701	66,802
Net Revenues	1,016,192	712,775	2,502,895	1,944,513

Expenses:
Employee Compensation and Benefits	664,616	475,990	1,648,092	1,301,341
Non-Compensation Costs	137,825	113,093	388,372	336,948
Special Charges, Including Business Realignment Costs	—	7,305	—	7,305
Total Expenses	802,441	596,388	2,036,464	1,645,594

Operating Income (a)	$213,751	$116,387	$466,431	$298,919

Investment Management
Net Revenues:
Asset Management and Administration Fees	$22,477	$20,555	$64,144	$58,454
Other Revenue, net	215	892	504	1,294
Net Revenues	22,692	21,447	64,648	59,748

Expenses:
Employee Compensation and Benefits	16,036	12,020	40,996	33,309
Non-Compensation Costs	4,201	3,821	12,304	11,002
Total Expenses	20,237	15,841	53,300	44,311

Operating Income (a)	$2,455	$5,606	$11,348	$15,437

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$883,712	$592,980	$2,138,805	$1,591,049
Underwriting Fees	43,730	44,132	130,191	130,666
Commissions and Related Revenue	62,816	54,559	176,198	155,996
Asset Management and Administration Fees	22,477	20,555	64,144	58,454
Other Revenue, net	26,149	21,996	58,205	68,096
Net Revenues	1,038,884	734,222	2,567,543	2,004,261

Expenses:
Employee Compensation and Benefits	680,652	488,010	1,689,088	1,334,650
Non-Compensation Costs	142,026	116,914	400,676	347,950
Special Charges, Including Business Realignment Costs	—	7,305	—	7,305
Total Expenses	822,678	612,229	2,089,764	1,689,905

Operating Income (a)	$216,206	$121,993	$477,779	$314,356

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$27,530	$—		$27,530
Professional Fees	25,672	—		25,672
Travel and Related Expenses	23,246	—		23,246
Technology and Information Services	36,954	—		36,954
Depreciation and Amortization	7,856	—		7,856
Execution, Clearing and Custody Fees	2,962	—		2,962
Acquisition and Transition Costs	3,516	(3,516)	(6)	—
Other Operating Expenses	14,290	—		14,290
Total Non-Compensation Costs	$142,026	$(3,516)		$138,510

	Three Months Ended September 30, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$23,087	$—		$23,087
Professional Fees(1)	21,848	—		21,848
Travel and Related Expenses	18,278	—		18,278
Technology and Information Services(1)	31,707	—		31,707
Depreciation and Amortization	5,896	—		5,896
Execution, Clearing and Custody Fees	3,346	—		3,346
Other Operating Expenses	12,752	—		12,752
Total Non-Compensation Costs	$116,914	$—		$116,914

	Nine Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$80,175	$—		$80,175
Professional Fees	71,195	—		71,195
Travel and Related Expenses	69,248	—		69,248
Technology and Information Services	106,908	—		106,908
Depreciation and Amortization	20,282	—		20,282
Execution, Clearing and Custody Fees	9,488	—		9,488
Acquisition and Transition Costs	5,153	(5,153)	(6)	—
Other Operating Expenses	38,227	—		38,227
Total Non-Compensation Costs	$400,676	$(5,153)		$395,523

	Nine Months Ended September 30, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$66,832	$—		$66,832
Professional Fees(1)	68,495	—		68,495
Travel and Related Expenses	58,884	—		58,884
Technology and Information Services(1)	89,320	—		89,320
Depreciation and Amortization	18,628	—		18,628
Execution, Clearing and Custody Fees	9,738	—		9,738
Other Operating Expenses	36,053	—		36,053
Total Non-Compensation Costs	$347,950	$—		$347,950

(1)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and nine months ended September 30, 2024, this resulted in a reclassification of $10.4 million and $29.3 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
(4)The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
(5)Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.
(6)Professional fees and certain other costs incurred related to the acquisition of Robey Warshaw are excluded from the Adjusted presentation.
(7)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(8)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(9)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.